Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended from time to time, this “Agreement”) is dated as of December 9, 2015, and is between SunEdison, Inc., a Delaware corporation (the “Company”) and 313 Acquisition LLC, a Delaware limited liability company (“313” and, collectively with any transferees to whom 313 transfers Registrable Securities and related rights under this Agreement in accordance with Section 6.1 of this Agreement, the “Securityholders”).

WHEREAS, the Company, Vivint Solar, Inc. (“VSLR”), a subsidiary of 313, and SEV Merger Sub Inc. (“Merger Sub”) are parties to the Agreement and Plan of Merger dated as of July 20, 2015, which, concurrently with the execution and delivery of this Agreement, is being amended by that certain Amendment (the “Amendment”), dated as of December 9, 2015 (the July 20 merger agreement, as so amended, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) with VSLR as the surviving company and a wholly owned subsidiary of the Company. Capitalized terms not otherwise defined herein shall have the meanings attributable to them in the Merger Agreement.

WHEREAS, upon the closing of the Merger, in accordance with the applicable terms of the Merger Agreement, 313 is receiving Parent Common Stock and Convertible Notes as part of the Merger Consideration going to 313 (such securities being received by 313 in accordance with the Merger Agreement, the “313 Securities”); and

WHEREAS, given the possibility that, as contemplated by Section 5.01 of the Merger Agreement, the 313 Securities may not be covered by an effective registration statement on Form S-4 prior to the Effective Time, 313 desires to have and is conditioning its approval of the Merger Agreement on receiving, and the Company is willing provide, certain registration and other rights with respect to the Registrable Securities on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

In this Agreement:

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Securities Act” means the Securities Act of 1933, as amended.

“Registrable Securities” means the Parent Common Stock and Convertible Notes acquired by 313 in accordance with the Merger Agreement, and any of the Parent Common Stock hereafter acquired by any Securityholder pursuant to the conversion of any of the Convertible Notes. Parent Common Stock and Convertible Notes held by a Securityholder that would otherwise constitute Registrable Securities, the certificate or book-entry record for which does not bear a Securities Act restrictive legend and which Registrable Securities may be resold freely without registration under the Securities Act without any volume or manner of sale limitations, will not be considered Registrable Securities for purposes of this Agreement.

“Registration Default” means the circumstance where the Shelf Registration Statement has been filed and declared effective, but it thereafter ceases to be effective or usable and there are Registrable Securities outstanding for a period of time that exceeds 30 days in the aggregate in any 12-month period in which it is required to be effective hereunder and the sale of the Registrable Securities is not covered by another effective registration statement pursuant to which such Registrable Securities may be resold in accordance with a plan of distribution reasonably specified by 313.

“Registration Failure” means the circumstance where both (i) the Shelf Registration Statement is not effective by the Closing Date and (ii) a registration statement contemplated by Section 2.4 has not been filed, in each case where the failure is not a result of not having required information or financial statements from the Securityholders.

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all of the Registrable Securities on Form S-1 or Form S-3 or a successor form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein and otherwise conforms to the requirements of this Agreement.

“WKSI” means a well-known seasoned issuer, as defined in the SEC’s Rule 405.

ARTICLE II

SHELF REGISTRATION STATEMENT

2.1 Shelf Registration Statement. In furtherance of the Merger and to induce 313 to support the Company’s entering into the Amendment, the Company hereby agrees (subject to Section 2.7) to use its commercially reasonable efforts to:

(a) as promptly as practicable and in no event later than the Closing Date, (x) file with the SEC a Shelf Registration Statement (in a form reasonably acceptable to 313) relating to the offer and sale by 313 on a continuous basis of the Registrable Securities to be received by 313 as Merger Consideration in the Merger and in accordance with the plan of distribution reasonably specified by 313 and shall be set forth in such Shelf Registration Statement, provided that this condition may be satisfied by the use of an existing registration statement filed with the SEC as long as a prospectus supplement is filed relating to such offer and sale, and (y) keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by 313 for a period of two years from the Closing Date or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise cease to constitute Registrable Securities. The Shelf Registration Statement will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

(b) ensure that (i) the Shelf Registration Statement and any amendment thereto, at the time each such registration statement or amendment thereto becomes effective, and any prospectus as of the date thereof forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (as amended or supplemented from time to time) (each, as of the date thereof), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided, that clauses (ii) and (iii) of this paragraph shall not apply to any information provided in writing by 313 pursuant to Section 4.5(i).

2.2 Registration Failures.

(a) (i) If a Registration Failure occurs, the Company shall be required to pay to 313, (x) on the Closing Date an amount equal to $5,000,000 in cash and (y) on the last Business Day of each calendar week after the week in which the Closing Date occurs, an additional $250,000, if, as of the opening of business on such Business Day, such Registration Failure is then continuing; (ii) if a Registration Default occurs, the Company shall be required to pay to 313 on a daily basis an amount equal to $50,000 per Business Day for each Business Day that the Registration Default is continuing until the Registration Default ends.

(b) The Company shall immediately notify 313 if a Registration Failure or a Registration Default occurs. All amounts payable to 313 pursuant to Section 2.2(a) shall be paid by the Company, to an account designated by 313, in immediately available funds sufficient to pay the amounts then due. The amount payable to 313 pursuant to Section 2.2 (a)(i)(x) shall be payable at the Closing. The amounts payable to 313 pursuant to 2.2(a)(i)(y) and Section 2.2(a)(ii) shall be payable on the dates specified therein. Each obligation to pay such amounts shall be deemed to accrue from and including the day applicable Registration Failure or Registration Default first occurs.

(c) Notwithstanding anything else contained herein, no amounts shall be payable to 313 pursuant to Section 2.2(a) if the proximate cause of the Registration Failure or Registration Default, as applicable, is the failure of 313 to provide, in accordance with this Agreement, information reasonably requested by the Company (with reasonable prior notice) for use in the Shelf Registration Statement or any prospectus or prospectus supplement included therein.

(d) The amounts set forth in this Section 2.2 shall be the sole monetary damages that 313 may claim under this Agreement with respect to a Registration Failure or Registration Default. For the avoidance of doubt, 313 may seek specific performance against the Company to cure such Registration Failure or Registration Default.

2.3 Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of 313 made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of Parent Common Stock or Convertible Notes, as applicable, off of the Shelf Registration Statement.

2.4 Right to Demand a Non-Shelf Registered Offering. If at any time the Company is not eligible to utilize a shelf registration statement for the offering of Registrable Securities by the Securityholders, upon a demand of 313, the Company will facilitate in the manner described in this Agreement an underwritten non-shelf registered offering of the Registrable Securities requested by 313 to be included in such offering; provided, however, 313 shall only be entitled to three (3) such underwritten non-shelf registered offerings unless any such underwritten non-shelf registered offering does not become effective or is not maintained in effect for the period of one hundred twenty (120) days from the date on which the SEC declares the registration statement in respect of such offering effective, in which case the relevant Securityholders will be entitled to an additional right to demand registration of an underwritten non-shelf registered offering pursuant hereto.

2.5 Right to Piggyback on a Separate Company Offerings. In connection with any registered underwritten offering of Parent Common Stock other than an offering described under Section 2.3 or Section 2.4, the Securityholders may, except as provided in Section 2.6, exercise piggyback rights to have included in such offering shares held by them. The Company will facilitate in the manner described in this Agreement the participation by Securityholders in any such offering on a customary “piggyback” basis. In that regard, the Company will (being mindful of the prior notice requirements described in Section 3.1) facilitate the same either through a parallel offering of securities or shall include any Registrable Securities as requested by any Securityholders in such offering.

2.6 Limitations on Demand and Piggyback Rights.

(a) Subject to the limitations set forth in this Agreement, the Securityholders will be entitled to demand underwritten shelf takedowns (provided that the Registrable Securities requested to be sold by the demanding Securityholder have a reasonably anticipated aggregate market value of at least $40 million) or, if the Company is not eligible to utilize a shelf registration statement, a non-shelf registered offering; provided, however, such Securityholders, in the aggregate, shall only be entitled to three (3) such underwritten shelf takedowns and, subject to the terms of Section 2.4, three (3) underwritten non-shelf registered offerings in any fiscal year; provided that the Securityholders shall be entitled to demand an unlimited number of shelf take-downs for “at-the-market” offerings where no materially burdensome assistance is required from the Company. If a demand has been made for an underwritten shelf takedown or, if applicable, such a non-shelf registered offering, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Securityholders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (ii) where such securities being offered are not being sold for cash or (iii) where the offering is a bona fide offering of securities not of the same class as any of the Registrable Securities, even if such securities are convertible into or exchangeable or exercisable for securities of the same class as any of the Registrable Securities. Furthermore, a demand for a non-shelf registered offering or a shelf takedown that, in either case, will result in the imposition of a lockup on the Company may not be made unless the reasonably anticipated aggregate price to public of the shares of Parent Common Stock or Convertible Notes requested to be sold in such registered offering (together with any similar securities being sold for the account of the Company or other Persons) have a reasonably anticipated aggregate market value of at least $50 million.

(b) The Company may suspend the use of the Shelf Registration Statement, or defer initiating the process for a demanded shelf takedown or other offering, for “blackout periods” not in excess of 90 days in any fiscal year (such a period, a “Suspension Period”) if the Company determines that such registration or offering or takedown could materially interfere with a bona fide business or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company; provided that the Company may not enter into a Suspension Period for at least 10 Business Days after the date of the consummation of the Merger. Any blackout period shall end upon the earlier to occur of (i) a date not later than 90 days from the date such deferral commenced and (ii) in the case of disclosure of non-public information, the date upon which such information is disclosed by the Company.

2.7 S-4 Alternative. If all of the 313 Securities shall be covered by a registration statement on Form S-4 that shall have become effective and is mailed to the stockholders of VSLR prior to the Company Stockholder Approval, then the provisions of this Agreement shall no longer be applicable to the extent 313 may resell the 313 Securities to the public without any volume or manner of sale limitations.

ARTICLE III

NOTICES, CUTBACKS AND OTHER MATTERS

3.1 Notifications Regarding Demanded Underwritten Takedowns.

(a) The Company will keep the Securityholders contemporaneously apprised of all pertinent aspects of any underwritten shelf takedown or other underwritten non-shelf offering in order that they may have a reasonable opportunity to exercise their related piggyback rights, as contemplated by Section 2.5. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Securityholders be notified by the Company of an anticipated underwritten offering (A) in the case of a non-shelf offering, substantially contemporaneously with the beginning of the process to prepare and file with the SEC the applicable registration statement, and (B) in the case of an underwritten shelf takedown, no later than 5:00 pm, New York City time, on (i) if applicable, the second trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second trading day prior to the date on which the pricing of the relevant offering occurs.

(b) Any Securityholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the other Securityholders of the number of Registrable Securities it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (i) if applicable, the first trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the first trading day prior to the date on which the pricing of the relevant takedown occurs.

(c) Pending any required public disclosure and subject to applicable legal requirements, the Securityholders will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

3.2 Plan of Distribution, Underwriters and Counsel. If a majority of the securities proposed to be sold in an underwritten offering through a shelf takedown or non-shelf offering in which Securityholders participate is being sold by the Company for its own account or other selling holders who are not Securityholders under this Agreement, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. If a majority of the securities proposed to be sold is being sold by the Securityholders, 313 will be entitled to determine the plan of distribution and select the managing underwriters, and 313 will also be entitled to select a common counsel for the selling Securityholders at the Company’s expense not to exceed $75,000. The plan of distribution described in any prospectus included as part of a registration statement pursuant to which Securityholders sell Registrable Securities will provide as much flexibility as may reasonably be requested by 313, including with respect or resales by transferee Securityholders.

3.3 Cutbacks. If the managing underwriters advise the Company and the selling Securityholders that, in their opinion, the number of securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the securities being offered, such offering will include only the number of securities that the underwriters advise can be sold in such offering (the “Maximum Amount”). In an offering, if (a) the majority of the securities that are being sold in the offering are being sold by the Company for its own account, the Company, if so agreed by 313 (in the case of a demanded offering), will have first priority and (b) the majority of the securities that are being sold in the offering are Registrable Securities being sold by the Securityholders, the Securityholders will have first priority. In the case of an offering such as in Section 3.3(a), to the extent the amount to be sold by the Company does not exceed the Maximum Amount, the amount of securities proposed to be sold by the Securityholders shall be cutback pro rata based on the number of Registrable Securities initially requested by them to be included in such offering. In the case of an offering such as in Section 3.3(b), to the extent that the total amount of securities proposed to be sold in the offering exceeds the Maximum Amount, the selling Securityholders will be subject to cutback pro rata based on the number of Registrable Securities initially requested by them to be included in such offering, without distinguishing between Securityholders based on who made the demand for such offering. Except as contemplated by Section 6.1(b), securities held by other selling holders who are not a Securityholder party to this Agreement will be included in an underwritten offering only with the consent of 313.

3.4 Withdrawals. Even if a Securityholder has requested to include Registrable Securities as part of a registered underwritten offering, such Securityholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account; provided, that the offering shall constitute an offering pursuant to which the Securityholders were entitled to participate.

3.5 Lockups.

(a) In connection with any underwritten offering of Registrable Securities, the Company and each Securityholder will agree (in the case of Securityholders, with respect to Registrable Securities respectively held by them) to be bound by the underwriting agreement’s lockup restrictions (which must apply in like manner to all of them) that are agreed to (a) by the Company, if a majority of the Registrable Securities being sold in such offering are being sold for its account, and (b) by 313, if a majority of the Registrable Securities being sold in such offering are being sold by the Securityholders, however, the lockup period shall not exceed 60 days.

(b) Each of the Company and 313 hereto further agree that, effective as of the date of this Agreement, the Lock-Up Agreement, dated July 19, 2015, executed by 313 is hereby terminated in accordance with its terms and will be null and void ab initio.

3.6 Expenses. All reasonable expenses incurred in connection with any registration statement (including the Shelf Registration Statement) or registered offering covering Registrable Securities held by the Securityholders, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel (including the reasonable fees and disbursements of a single outside counsel firm for the Securityholders not to exceed $75,000) and of the independent certified public accountants, and the expense of qualifying such Registrable Securities under state blue sky laws, will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and legal fees and commissions applicable to Registrable Securities sold for the account of a Securityholder will be borne by such Securityholder.

ARTICLE IV

FACILITATING REGISTRATIONS AND OFFERINGS

4.1 General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of Securityholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Registrable Securities for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article IV.

4.2 Registration Statements. In connection with the Company’s obligations pursuant to Section 2 (including its obligation to file the Shelf Registration Statement and each other registration statement that would cover the Registrable Securities), the Company will:

(a) prepare and file with the SEC a registration statement covering the applicable Registrable Securities, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with 313 and as reasonably necessary in order to permit the offer and sale of the such Registrable Securities in accordance with the applicable plan of distribution;

(b)

(1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Securityholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Securityholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Securityholders or any underwriter available for discussion of such documents;

(2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for 313 (for so long that it is still a Securityholder) and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof, as counsel for 313 or such underwriter shall request; and make the representatives of the Company available for discussion of such document upon the reasonable request of 313;

(c) use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) notify each Securityholder promptly, and, if requested by such Securityholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e) furnish counsel for each underwriter, if any, and for the Securityholders copies of any correspondence with the SEC or any state securities authority relating to the related registration statement or prospectus;

(f) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);

(g) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

4.3 Shelf Takedowns. In connection with any shelf takedown that is demanded by 313 or as to which piggyback rights otherwise apply, the Company will:

(a) cooperate with 313 and the sole underwriter or managing underwriter of an underwritten offering Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Securityholders or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(b) furnish to each Securityholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Securityholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Securityholder and underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;

(c) (i) use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Securityholder holding Registrable Securities covered by a registration statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Securityholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Securityholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d) cause all Registrable Securities being sold to be qualified for inclusion in or listed on The New York Stock Exchange or any securities exchange or the NASDAQ National Market on which Registrable Securities issued by the Company are then so qualified or listed if so requested by 313, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(e) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f) use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by 313 or the lead managing underwriter of an underwritten offering; and

(g) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

1. make such representations and warranties to the selling Securityholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

2. obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Securityholders and underwriters; and

3. obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings. The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

4.4 Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by the Securityholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Securityholders and underwriters and any counsel or accountant retained by such Securityholder or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

4.5 Information from Securityholders. Each Securityholder that holds Registrable Securities covered by any registration statement agrees to (i) furnish, promptly upon request, to the Company such information regarding itself as is required to be included in the registration statement, information regarding the ownership of Registrable Securities by such Securityholder and information regarding the proposed distribution by such Securityholder of such Registrable Securities as the Company may from time to time reasonably request in writing and (ii) give notice to the Company three (3) Business Days prior to any use of any Registration Statement in connection with any underwritten offering (provided that, for the avoidance of doubt, one (1) Business Day notice is required for any “at-the-market” offerings where the Registrable Securities participate).

ARTICLE V

INDEMNIFICATION

5.1 Indemnification by the Company. In connection with the Shelf Registration Statement and any other registration statement covering the Registrable Securities, the Company will hold harmless the Securityholders and each underwriter of such securities and each other person, if any, who controls any Securityholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which such Securityholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse the Securityholders and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Securityholder or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument by the Securityholders or such underwriter specifically for use in the preparation thereof or (ii) sales during any Suspension Period or without notification prescribed in Section 4.5.

5.2 Indemnification by Securityholders. Each Securityholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director of the Company, each officer of the Company who shall sign the Shelf Registration Statement or other registration statement covering the Registrable Securities, and any person who controls the Company within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to such Securityholder, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument by such Securityholder specifically regarding such Securityholder for use in the preparation of such registration statement or amendment or supplement, and (ii) with respect to compliance by Securityholders with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

5.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article VI, the indemnified party will, if a resulting claim is to be made or may be made against and indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there likely may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such reasonable fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

5.4 Contribution. If the indemnification required by this Article VI from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Securityholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.

Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VI

OTHER AGREEMENTS

6.1 Transfer of Rights.

(a) Any Securityholder may transfer, in its sole discretion, all or any portion of its rights under this Agreement to any of its partners, members, equityholders, or affiliates or one or more private equity funds sponsored or managed by an affiliate of 313 or to any party to whom 313 is transferring Registrable Securities held by such Securityholder in a “private placement” transaction,. Any such transfer of registration rights will be effective upon receipt by the Company of (i) written notice from such Securityholder stating the name and address of any transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a written agreement from such person to be bound by the terms of this Agreement as a Securityholder. In that regard, in-kind transferees will not be given demand or piggyback rights; rather, their means of registered resale will be limited to sales off a shelf with respect to which no special actions are required by the Company or the other Securityholders. The Company and the transferring Securityholder will notify the other Securityholders as to who the transferees are and the nature of the rights so transferred.

(b) In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Securityholders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless Securityholders then holding a majority of the Registrable Securities otherwise agree, use its commercially reasonable efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

6.2 Limited Liability. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors, or managing directors, if any, of any Securityholder shall have any personal liability for performance of any obligation of such Securityholder under this Agreement in excess of the respective capital contributions of such members, general partners, limited partners, advisory directors or managing directors to such Securityholder.

6.3 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Securityholder, make publicly available such information) and it will take such further action as any Securityholder may reasonably request, so as to enable such Securityholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Securityholder, the Company will deliver to such Securityholder a written statement as to whether it has complied with such requirements.

6.4 In-Kind Distributions. If any Securityholder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will, subject to applicable lockups, work with such Securityholder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Securityholder, subject to applicable legal and regulatory requirements.

ARTICLE VII

MISCELLANEOUS

7.1 Certain Representations. The Company represents and warrants to, the Securityholders on and as of the date hereof that:

(a) the Company has the corporate or organizational power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and this Agreement has been duly authorized, executed and delivered by the Company.

(b) (i) the rights granted to the Securityholders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Securityholders in this Agreement or otherwise conflicts with the provisions hereof; and

(c) the Company is a WKSI.

7.2 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, electronic mail, telex, fax or air courier guaranteeing delivery:

(a) If to the Company, to:

SunEdison, Inc.

13736 Riverport Drive, Suite 180

Maryland Heights, Missouri

Telecopy No.: (866) 773-0791

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Telecopy No.: (212) 446-4900

Attention: George Stamas

Mark Director

Dan Michaels

Email:   gstamas@kirkland.com

mark.director@kirkland.com

daniel.michaels@kirkland.com

or to such other person or address as the Company shall furnish to the Securityholders in writing;

(b) If to 313, to:

c/o The Blackstone Group L.P.,

345 Park Avenue,

New York, NY 10154

Attention: Peter Wallace

Email: wallace@blackstone.com

Telecopy No.: (212) 583 -4710

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attn: Wilson S. Neely

Email: wneely@stblaw.com

Fax: (212) 455-2502

or to such other person or address as 313 shall furnish to the Company and the other Securityholders in writing;

(c) If to any other Securityholder, to the address furnished by such Securityholder to the Company and other Securityholders in writing.

All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed domestically in the United States (and seven Business Days if mailed internationally); when answered back, if telexed; when receipt acknowledged, if telecopied or electronically mailed; and on the business day for which delivery is guaranteed, if timely delivered to an air courier guaranteeing such delivery.

7.3 Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.5 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

7.6 Consent to Jurisdiction and Service of Process. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

7.7 Amendments. This Agreement may be amended only by an instrument in writing executed by the Company and 313 or the holders of a majority of the Registrable Securities. Any such amendment will apply to all Securityholders equally, without distinguishing between them. This Agreement will terminate as to any Securityholder when it no longer holds any Registrable Securities.

7.8 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby.

7.9 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

7.10 Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

7.11 Specific Performance. The parties agree that irreparable damage may occur and that the parties may not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of posting bonds or similar undertakings in connection therewith, this being in addition to any other remedy which may be available to such non-breaching party at law or in equity, including monetary damages.

7.12 Termination. This Agreement shall terminate (i) when there are no longer any Registrable Securities outstanding or the Registrable Securities can be sold in their entirety pursuant to Rule 144 promulgated under the Securities Act without any volume or manner of sale restrictions or (ii) upon the occurrence of an Other Termination Event.

7.13 Certification. Within fifteen (15) Business Days following receipt of written request from the Company by any Securityholder (which request shall not be made more than twice in any calendar year), such Securityholder shall certify to the Company that such Securityholder continues to hold Registrable Securities (the “Certification”). If a Securityholder fails to provide the Certification within the fifteen (15) Business Day period referred to in the immediately preceding sentence, the Company reserves the right, in its sole discretion, to remove such Securityholder’s Registrable Securities from a Registration Statement within fifteen (15) Business Days after receipt by such holder of a second written notice specifying that the holder may be removed from such Registration Statement unless such Securityholder provides the Certification within such subsequent fifteen (15) Business Day period.

7.14 Effectiveness. This Agreement shall not have any effect, will terminate in accordance with its terms and will be null and void ab initio if the Parent Common Stock and Convertible Notes issued in connection with the Merger and the Merger Agreement are issued pursuant to a registration statement that is “effective” under the Securities Act (such an event, an “Other Termination Event”).

[Remainder of page intentionally left blank. Signature page follows.]

So agreed:

SUNEDISON, INC.

By:	/s/ Ahmad Chatila
Name: Ahmad Chatila
Title: President and Chief Executive Officer

313 ACQUISITION LLC

By:	/s/ Alex Dunn
Name: Alex Dunn
Title: President

[Signature Page to Registration Rights Agreement]